Exhibit 99.1

Press Statement: Roche and Trimeris Comment on Results of RESIST Study

Study presented in an oral late breaker session at the 44th Interscience Conference on Antimicrobial Agents and Chemotherapy (ICAAC)

WASHINGTON, D.C. (Nov. 1, 2004) – Roche and Trimeris today applauded results from the tipranavir RESIST-1 Phase III study, which are consistent with data from the TORO studies, showing that in treatment-experienced patients, FUZEON® (enfuvirtide) markedly enhances the activity of regimens that include an active boosted protease inhibitor (PI). Almost half of patients (47 percent) in the RESIST-1 study who took FUZEON with tipranavir/ritonavir, along with other anti-HIV drugs, achieved HIV levels of less than 400 copies/mL at 24 weeks, and almost one-third (31.8 percent) achieved HIV levels of less than 50 copies/mL. Patients enrolled in the RESIST-1 study were extensively pre-treated, including having exposure to several prior PI regimens.

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Please visit www.Fuzeon.com for full prescribing information on Fuzeon. For US news about Fuzeon studies presented at ICAAC, please see Roche/Trimeris press release dated October 31, 2004.